EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Sajid Daudi -- Head of Investor Relations..... (480) 792-7385

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2026

For the quarter ended March 31, 2026
•Net sales of $1.311 billion, increased 35.1% from the year ago quarter and up 10.6% sequentially. The midpoint of our guidance provided on February 5, 2026 was net sales of $1.260 billion.
•On a GAAP basis: gross profit of 61.0%; operating income of $217.4 million and 16.6% of net sales; net income attributable to common stockholders of $116.4 million; and EPS of $0.21 per diluted share. Our guidance provided on February 5, 2026 was GAAP EPS per diluted share of $0.08 to $0.12.
•On a Non-GAAP basis: gross profit of 61.6%; operating income of $400.9 million and 30.6% of net sales; net income of $327.3 million; and EPS of $0.57 per diluted share. Our guidance provided on February 5, 2026 was Non-GAAP EPS per diluted share of $0.48 to $0.52.
•Midpoint of net sales guidance for the June 2026 quarter of $1.456 billion, which would be up 35.3% from a year ago quarter and 11.0% sequentially.

For fiscal year 2026
•Net sales of $4.713 billion up 7.1% over the prior year.
•On a GAAP basis: gross profit of 57.7%; operating income of $490.1 million; net income attributable to common stockholders of $118.8 million, adversely impacted by purchase accounting adjustments associated with our previous acquisitions, restructuring charges and the preferred stock dividend related to our Series A Preferred Stock and EPS of $0.22 per diluted share.
•On a Non-GAAP basis: gross profit of 58.5%; operating income of $1.238 billion and 26.3% of net sales; net income of $933.9 million and EPS of $1.64 per diluted share.
•Returned $984.0 million to shareholders through dividends.

CHANDLER, Arizona - May 7, 2026 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months and fiscal year ended March 31, 2026.

"Our March quarter results significantly exceeded our expectations, with revenue of $1.311 billion coming in above the high end of our guidance and increasing 10.6% sequentially and 35.1% year over year, reflecting broad‑based improvement across Microchip’s business," said Steve Sanghi, Microchip’s President and Chief Executive Officer. "We ended the fiscal year with strong momentum, representing meaningful progress from the challenging conditions we were navigating just a few quarters ago. As demand conditions have improved and customer inventory has normalized, we are seeing increasing momentum across our product lines, improving booking and sell‑through trends, strong expedite activity, and meaningful operating leverage, reflecting disciplined execution against our nine‑point recovery plan."

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Fourth Quarter and Fiscal 2026
Financial Results

“A key lesson from the last cycle was the importance of disciplined inventory, capacity, and working capital management, and that continues to guide how we are operating the business,” Sanghi added. “As conditions have improved, we are encouraged by the progress we made during the last five quarters in reducing inventory levels across the company and the channel. We now expect lower inventory and improving demand to support higher internal factory utilization, which will further drive operating leverage and progress toward our long‑term gross and operating margin objectives.”

“Our March quarter results reflect improved operating leverage and continued progress in strengthening our balance sheet and working capital profile,” said Eric Bjornholt, Microchip's Senior Vice President and Chief Financial Officer. "During the quarter, we reduced inventory by $22.3 million and lowered days of inventory from 201 days in December to 185 days in March, while distributor inventory declined to 26 days, near the low end of our historical range. From the high point at the end of December 2024, we have now reduced the inventory by $320.9 million.”

“We are seeing strong customer engagement and expanding design activity in data center and AI applications, driven by the breadth and performance of our high‑speed connectivity and compute portfolio,” said Rich Simoncic, Microchip's Chief Operating Officer. "The addition of our Gen6 PCIe retimer solutions further strengthens our data center offerings and supports increasingly complex system architectures, and we are encouraged by the growing number of design wins as customers adopt Microchip platforms, with engagement remaining broad-based across multiple end-markets."

“As we move into our seasonally stronger June and September quarters, we are seeing continued strengthening in booking activity and improved visibility across our business,” Sanghi said. “Based on current demand trends, backlog, and bookings activity, we expect net sales for the June quarter to be in the range of approximately $1.442 billion to $1.469 billion, which at the mid-point will be up 35.3% from a year ago quarter and up 11% sequentially. We expect non‑GAAP gross margin of approximately 62.25% to 63.25%, non‑GAAP operating expense of approximately 28.75% to 29.25%, non-GAAP operating profit of 33.00% to 34.50%, and non-GAAP earnings per share of approximately $0.67 to $0.71. We are ramping our factories in the front end as well as back end as we see inventory correcting rapidly towards our longer term model.”

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Microchip Technology Reports
Fourth Quarter and Fiscal 2026
Financial Results

The following table summarizes Microchip's reported results for the three months and fiscal year ended March 31, 2026.

	Three Months Ended March 31, 2026(1)				Twelve Months Ended March 31, 2026(1)
Net sales	$1,311.2				$4,713.1
	GAAP	%	Non-GAAP(2)%		GAAP	%	Non-GAAP(2)%
Gross profit	$799.6	61.0%	$808.0	61.6%	$2,721.1	57.7%	$2,756.0	58.5%
Operating income	$217.4	16.6%	$400.9	30.6%	$490.1	10.4%	$1,238.2	26.3%
Other expense	$(53.5)		$(53.5)		$(216.6)		$(216.7)
Income tax provision	$19.7		$20.1		$43.5		$87.6
Net income	$144.2		$327.3		$230.0		$933.9
Dividends on Series A Preferred Stock	$(27.8)		—		$(111.2)		—
Net income attributable to common stockholders	$116.4	8.9%	$327.3	25.0%	$118.8	2.5%	$933.9	19.8%
Diluted net income per common share	$0.21		$0.57		$0.22		$1.64
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the fourth quarter of fiscal 2026 were $1.311 billion, up 35.1% from net sales of $970.5 million in the prior year's fourth fiscal quarter.

GAAP net income attributable to common stockholders for the fourth quarter of fiscal 2026 was $116.4 million, or $0.21 per diluted share, up from GAAP net loss attributable to common stockholders of $156.8 million, or $0.29 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2026 and fiscal 2025, GAAP results were adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the fourth quarter of fiscal 2026 was $327.3 million, or $0.57 per diluted share, up from non-GAAP net income of $61.4 million, or $0.11 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2026 and fiscal 2025, our non-GAAP results exclude the effect of share-based compensation, restructuring charges, expenses related to our acquisition activities (including intangible asset amortization, severance, other restructuring costs, and legal and other general and administrative expenses including legal fees and expenses for litigation related to our Microsemi acquisition), professional services associated with certain legal matters, loss on settlement of debt, (gain) loss on available-for-sale investments, and dividends on our Series A Mandatory Convertible Preferred Stock. For the fourth quarters of fiscal 2026 and fiscal 2025, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Net sales for the fiscal year ended March 31, 2026 were $4.713 billion, an increase of 7.1% from net sales of $4.402 billion in the prior fiscal year.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2026
Financial Results

GAAP net income attributable to common stockholders for the fiscal year ended March 31, 2026 was $118.8 million, or $0.22 per diluted share, compared to a net loss of $2.7 million, or $0.01 per diluted share in the prior fiscal year. Fiscal 2026 GAAP net income was adversely impacted by restructuring charges, amortization of acquired intangible assets associated with our previous acquisitions and the dividends on our Series A Preferred Stock. Fiscal 2025 GAAP net loss was adversely impacted by restructuring charges, amortization of acquired intangible assets associated with our previous acquisitions, cybersecurity incident expenses and the dividends on our Series A Preferred Stock.

Non-GAAP net income for the fiscal year ended March 31, 2026 was $933.9 million, an increase of 31.8% from net income of $708.8 million in the prior fiscal year. Non-GAAP earnings per diluted share for the fiscal year ended March 31, 2026 were $1.64, an increase of 25.2% from the $1.31 per diluted share in the prior fiscal year. See the "Use of Non-GAAP Financial Measures" section of this release.

Microchip announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 45.5 cents per share, which is payable on June 5, 2026 to stockholders of record on May 22, 2026. The Microchip Board also declared a quarterly cash dividend on Microchip's 7.50% Series A Mandatory Convertible Preferred Stock of $18.750 per share (which represents $0.9375 per depositary share) which is payable on June 15, 2026 to stockholders of record on June 1, 2026.
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Microchip Technology Reports
Fourth Quarter and Fiscal 2026
Financial Results

First Quarter Fiscal Year 2027 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.442 to $1.469 billion
	GAAP(5)	Non-GAAP Adjustments(1)	Non-GAAP(1)
Gross Profit	61.40% to 62.40%	$11.7 to $12.7 million	62.25% to 63.25%
Operating Expenses(2)	40.20% to 40.60%	$164.0 to $168.0 million	28.75% to 29.25%
Operating Income	20.80% to 22.20%	$175.7 to $180.7 million	33.00% to 34.50%
Other Expense, net	$49.2 to $49.8 million	$(0.2) to $0.2 million	$49.0 to $50.0 million
Income Tax Provision	$67.6 to $89.9 million(3)	$(44.2) to $(25.0) million	$42.6 to $45.8 million(4)
Net income	$182.8 to $186.8 million	$200.6 to $225.1 million	$383.4 to $411.9 million
Dividends on Series A Preferred Stock	$(27.8) million	$27.8 million	—
Net income attributable to common stockholders	$155.0 to $159.0 million	$228.4 to $252.9 million	$383.4 to $411.9 million
Diluted Common Shares Outstanding	Approximately 549.7 to 550.4 million shares	22.7 to 23.0 million shares	Approximately 572.4 to 573.4 million shares
Diluted net income per common share	$0.28 to $0.29	$0.39 to $0.42	$0.67 to $0.71
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending June 30, 2026. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending June 30, 2026.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2027, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.
(5) Our GAAP guidance excludes the impact of any potential gains or charges related to our ongoing evaluation of restructuring activities including the sale of our Fab 2 wafer fabrication facility.

Capital expenditures for the quarter ending June 30, 2026 are expected to be approximately $20 million. Capital expenditures for all of fiscal 2027 are expected to be approximately $100 million. Consistent with the slow macroeconomic environment in fiscal 2025, we have paused most of our factory expansion actions and reduced our planned capital investments through fiscal 2027. However, we are adding capital equipment to selectively expand our production capacity and add research and development equipment.

Under the GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.
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Microchip Technology Reports
Fourth Quarter and Fiscal 2026
Financial Results

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, restructuring charges, cybersecurity incident expenses, expenses related to our acquisition activities (including intangible asset amortization, severance, other restructuring costs, and legal and other general and administrative expenses including legal fees and expenses for litigation related to our Microsemi acquisition), professional services associated with certain legal matters, loss on settlement of debt, (gain) loss on available-for-sale investments, and dividends on our Series A Mandatory Convertible Preferred Stock. For the fourth quarters of fiscal 2026 and fiscal 2025, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.
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Microchip Technology Reports
Fourth Quarter and Fiscal 2026
Financial Results

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures and our mandatory convertible preferred stock (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2026 quarter between $90 and $100 per share (however, we make no prediction as to what our actual share price will be for such period or any other period).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts, unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Net sales	$1,311.2	$970.5	$4,713.1	$4,401.6
Cost of sales	511.6	469.4	1,992.0	1,933.7
Gross profit	799.6	501.1	2,721.1	2,467.9

Research and development	293.8	255.2	1,085.9	983.8
Selling, general and administrative	174.2	152.0	674.3	617.7
Amortization of acquired intangible assets	107.8	122.6	431.1	490.9
Special charges and other, net	6.4	71.6	39.7	79.2
Operating expenses	582.2	601.4	2,231.0	2,171.6

Operating income (loss)	217.4	(100.3)	490.1	296.3

Other expense, net	(53.5)	(68.0)	(216.6)	(257.4)
Income (loss) before income taxes	163.9	(168.3)	273.5	38.9
Income tax provision (benefit)	19.7	(13.7)	43.5	39.4
Net income (loss)	144.2	(154.6)	230.0	(0.5)
Dividends on Series A Preferred Stock	(27.8)	(2.2)	(111.2)	(2.2)
Net income (loss) attributable to common stockholders	$116.4	$(156.8)	$118.8	$(2.7)

Basic net income (loss) per common share	$0.21	$(0.29)	$0.22	$(0.01)
Diluted net income (loss) per common share	$0.21	$(0.29)	$0.22	$(0.01)

Basic common shares outstanding	541.5	538.2	540.4	537.3
Diluted common shares outstanding	547.9	538.2	545.2	537.3

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

ASSETS
	March 31,	March 31,
	2026	2025
Cash and short-term investments	$240.3	$771.7
Accounts receivable, net	894.7	689.7
Inventories	1,035.4	1,293.5
Other current assets	207.2	236.4
Total current assets	2,377.6	2,991.3

Property, plant and equipment, net	1,106.7	1,183.7
Other assets	10,885.8	11,199.6
Total assets	$14,370.1	$15,374.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,136.3	$1,155.1
Total current liabilities	1,136.3	1,155.1

Long-term debt	5,496.4	5,630.4
Long-term income tax payable	570.9	633.4
Long-term deferred tax liability	25.1	33.8
Other long-term liabilities	709.0	843.6

Stockholders' equity	6,432.4	7,078.3
Total liabilities and stockholders' equity	$14,370.1	$15,374.6

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Gross profit, as reported	$799.6	$501.1	$2,721.1	$2,467.9
Share-based compensation expense	8.4	3.5	34.9	21.8
Cybersecurity incident expenses	—	—	—	20.1
Non-GAAP gross profit	$808.0	$504.6	$2,756.0	$2,509.8
GAAP gross profit percentage	61.0%	51.6%	57.7%	56.1%
Non-GAAP gross profit percentage	61.6%	52.0%	58.5%	57.0%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Research and development expenses, as reported	$293.8	$255.2	$1,085.9	$983.8
Share-based compensation expense	(38.4)	(25.6)	(140.0)	(104.6)
Non-GAAP research and development expenses	$255.4	$229.6	$945.9	$879.2
GAAP research and development expenses as a percentage of net sales	22.4%	26.3%	23.0%	22.4%
Non-GAAP research and development expenses as a percentage of net sales	19.5%	23.7%	20.1%	20.0%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Selling, general and administrative expenses, as reported	$174.2	$152.0	$674.3	$617.7
Share-based compensation expense	(21.5)	(11.6)	(80.5)	(54.0)
Cybersecurity incident expenses	—	—	—	(1.3)
Other adjustments	—	—	—	(7.3)
Professional services associated with certain legal matters	(1.0)	(1.4)	(21.9)	(2.5)
Non-GAAP selling, general and administrative expenses	$151.7	$139.0	$571.9	$552.6
GAAP selling, general and administrative expenses as a percentage of net sales	13.3%	15.7%	14.3%	14.0%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	11.6%	14.3%	12.1%	12.6%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Operating expenses, as reported	$582.2	$601.4	$2,231.0	$2,171.6
Share-based compensation expense	(59.9)	(37.2)	(220.5)	(158.6)
Cybersecurity incident expenses	—	—	—	(1.3)
Other adjustments	—	—	—	(7.3)
Professional services associated with certain legal matters	(1.0)	(1.4)	(21.9)	(2.5)
Amortization of acquired intangible assets (1)	(107.8)	(122.6)	(431.1)	(490.9)
Special charges and other, net	(6.4)	(71.6)	(39.7)	(79.2)
Non-GAAP operating expenses	$407.1	$368.6	$1,517.8	$1,431.8
GAAP operating expenses as a percentage of net sales	44.4%	62.0%	47.3%	49.3%
Non-GAAP operating expenses as a percentage of net sales	31.0%	38.0%	32.2%	32.5%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Operating income (loss), as reported	$217.4	$(100.3)	$490.1	$296.3
Share-based compensation expense	68.3	40.7	255.4	180.4
Cybersecurity incident expenses	—	—	—	21.4
Other adjustments	—	—	—	7.3
Professional services associated with certain legal matters	1.0	1.4	21.9	2.5
Amortization of acquired intangible assets (1)	107.8	122.6	431.1	490.9
Special charges and other, net	6.4	71.6	39.7	79.2
Non-GAAP operating income	$400.9	$136.0	$1,238.2	$1,078.0
GAAP operating income (loss) as a percentage of net sales	16.6%	(10.3)%	10.4%	6.7%
Non-GAAP operating income as a percentage of net sales	30.6%	14.0%	26.3%	24.5%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures. The use of acquired intangible assets contributed to our revenues earned during the periods presented.

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Other expense, net, as reported	$(53.5)	$(68.0)	$(216.6)	$(257.4)
Loss on settlement of debt	—	1.4	—	1.7
(Gain) loss on available-for-sale investments	—	1.7	(0.1)	3.5
Non-GAAP other expense, net	$(53.5)	$(64.9)	$(216.7)	$(252.2)
GAAP other expense, net, as a percentage of net sales	(4.1)%	(7.0)%	(4.6)%	(5.8)%
Non-GAAP other expense, net, as a percentage of net sales	(4.1)%	(6.7)%	(4.6)%	(5.7)%
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RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Income tax provision (benefit) as reported	$19.7	$(13.7)	$43.5	$39.4
Income tax rate, as reported	12.0%	8.1%	15.9%	101.3%
Other non-GAAP tax adjustment	0.4	23.4	44.1	77.6
Non-GAAP income tax provision	$20.1	$9.7	$87.6	$117.0
Non-GAAP income tax rate	5.8%	13.6%	8.6%	14.2%

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS AND GAAP DILUTED NET INCOME (LOSS) PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Net income (loss) attributable to common stockholders, as reported	$116.4	$(156.8)	$118.8	$(2.7)
Dividends on Series A Preferred Stock	27.8	2.2	111.2	2.2
Share-based compensation expense	68.3	40.7	255.4	180.4
Cybersecurity incident expenses	—	—	—	21.4
Other adjustments	—	—	—	7.3
Professional services associated with certain legal matters	1.0	1.4	21.9	2.5
Amortization of acquired intangible assets	107.8	122.6	431.1	490.9
Special charges and other, net	6.4	71.6	39.7	79.2
Loss on settlement of debt	—	1.4	—	1.7
(Gain) loss on available-for-sale investments	—	1.7	(0.1)	3.5
Other non-GAAP tax adjustment	(0.4)	(23.4)	(44.1)	(77.6)
Non-GAAP net income	$327.3	$61.4	$933.9	$708.8
GAAP net income (loss) attributable to common stockholders as a percentage of net sales	8.9%	(16.2)%	2.5%	(0.1)%
Non-GAAP net income as a percentage of net sales	25.0%	6.3%	19.8%	16.1%
Diluted net income (loss) per common share, as reported	$0.21	$(0.29)	$0.22	$(0.01)
Non-GAAP diluted net income per common share	$0.57	$0.11	$1.64	$1.31
Diluted common shares outstanding, as reported	547.9	538.2	545.2	537.3
Diluted common shares outstanding non-GAAP	571.7	543.5	569.9	542.5

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RECONCILIATION OF GAAP DILUTED COMMON SHARES OUTSTANDING TO NON-GAAP DILUTED COMMON SHARES OUTSTANDING

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Diluted common shares outstanding, as reported	547.9	538.2	545.2	537.3
Dilutive effect of RSUs(1)	—	2.7	—	4.0
Dilutive effect of 2015 Senior Convertible Debt(1)	—	—	—	0.1
Dilutive effect of 2017 Senior Convertible Debt(1)	—	0.3	—	0.5
Dilutive effect of Series A Preferred Stock(1)	23.8	2.3	24.7	0.6
Diluted common shares outstanding non-GAAP	571.7	543.5	569.9	542.5
(1)The non-GAAP adjustment includes the impact that is anti-dilutive on a GAAP basis for the periods shown in the table above.

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
GAAP cash flow from operations, as reported	$257.0	$205.9	$962.1	$898.1
Capital expenditures	(14.2)	(14.2)	(91.1)	(126.0)
Free cash flow	$242.8	$191.7	$871.0	$772.1
GAAP cash flow from operations as a percentage of net sales	19.6%	21.2%	20.4%	20.4%
Free cash flow as a percentage of net sales	18.5%	19.8%	18.5%	17.5%
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Microchip Technology Reports
Fourth Quarter and Fiscal 2026
Financial Results

Microchip will host a conference call today, May 7, 2026 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until June 5, 2026.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on May 7, 2026 and will remain available until 5:00 p.m. (Eastern Time) on June 5, 2026. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13756975.

Cautionary Statement:

The statements in this release relating to broad‑based improvement across Microchip’s business, meaningful progress from the challenging conditions we were navigating, increasing momentum across our product lines, improving booking and sell‑through trends, strong expedite activity, and meaningful operating leverage, disciplined execution against our nine‑point recovery plan, the importance of disciplined inventory, capacity, and working capital management, and that continues to guide how we are operating the business, that we are encouraged by the progress we made during the last five quarters in reducing inventory levels across the company and the channel, that we now expect lower inventory and improving demand to support higher internal factory utilization, which will further drive operating leverage and progress toward our long‑term gross and operating margin objectives, that our March quarter results reflect improved operating leverage and continued progress in strengthening our balance sheet and working capital profile, that we are seeing strong customer engagement and expanding design activity in data center and AI applications, driven by the breadth and performance of our high‑speed connectivity and compute portfolio, that the addition of our Gen6 PCIe retimer solutions further strengthens our data center offerings and supports increasingly complex system architectures, and we are encouraged by the growing number of design wins as customers adopt Microchip platforms, with engagement remaining broad-based across multiple end-markets, that as we move into our seasonally stronger June and September quarters, we are seeing continued strengthening in booking activity and improved visibility across our business, that based on current demand trends, backlog, and bookings activity, we expect net sales for the June quarter to be in the range of approximately $1.442 billion to $1.469 billion, which at the mid-point will be up 35.3% from a year ago quarter and up 11% sequentially, that we expect non‑GAAP gross margin of approximately 62.25% to 63.25%, non‑GAAP operating expense of approximately 28.75% to 29.25%, non-GAAP operating profit of 33.00% to 34.50%, and non-GAAP earnings per share of approximately $0.67 to $0.71, that we are ramping our factories in the front end as well as back end as we see inventory correcting rapidly towards our longer term model, our fiscal first quarter 2027 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income, other expense, net, income tax provision, net income, dividends on Series A Preferred Stock, net income attributable to common stockholders, diluted common shares outstanding, diluted net income per common share, capital expenditures for the June 2026 quarter and for all of fiscal 2027, adding capital equipment to selectively expand our production capacity and add research and development equipment, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the June 2026 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China and Europe) due to changes in interest rates or high inflation, actions taken or which may
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Microchip Technology Reports
Fourth Quarter and Fiscal 2026
Financial Results

be taken by the Trump administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in the Middle East and Ukraine-Russia), the scope and level of tariffs; further changes in demand or market acceptance of our products and the products of our customers and our ability to respond to any increases or decreases in market demand or customer requests to increase orders or reschedule or cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; changes or fluctuations in customer order patterns and seasonality; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels to meet any increases or decreases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our long-term supply assurance program; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any increases or decreases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); foreign currency effects on our business; the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the One Big Beautiful Bill Act, the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017); fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 7, 2026 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
Fourth Quarter and Fiscal 2026
Financial Results

About Microchip:

Microchip Technology Inc. is a broadline supplier of semiconductors committed to making innovative design easier through total system solutions that address critical challenges at the intersection of emerging technologies and durable end markets. Its easy-to-use development tools and comprehensive product portfolio support customers throughout the design process, from concept to completion. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support and delivers solutions across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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